Exhibit 10.52

SETTLEMENT AND DISCOUNTED PAYOFF AGREEMENT

THIS SETTLEMENT AND DISCOUNTED PAYOFF AGREEMENT (“Agreement”) dated this 31st day of March, 2017, is made and entered into by and among (i) the lenders party to that certain Financing Agreement dated as of October 10, 2014 (as amended, modified or supplemented prior to the date hereof, the “Financing Agreement”) by and among such lenders (the “Lenders”), Nantucket Investments Limited, a company organized under the laws of Guernsey (in its individual capacity, “Nantucket”) as Collateral Agent and Administrate Agent for such Lenders (“Agent”), and Napo Pharmaceuticals, Inc., a Delaware corporation (“Borrower”), (ii) Agent and (iii) Borrower.

1.              RECITALS

a.             The Lenders made a term loan to the Borrower on October 10, 2014 in the original principal amount of $30,000,000 (the “Loan”) pursuant to the terms of the Financing Agreement.  The Loan is evidenced by, inter alia, (i) the Financing Agreement and (ii) a Promissory Note dated October 10, 2014 executed by Borrower in favor of Nantucket in the original principal amount of $30,000,000 (as amended, modified or supplemented, the “Note”).  The Note is secured by (i) that certain Security Agreement and Collateral Assignment dated December 9, 2011 by Borrower in favor of Nantucket (as amended, supplemented or modified, the “Original Security Agreement”) and (ii) that certain Pledge and Security Agreement dated as of October 10, 2014 by Borrower in favor of Agent (as amended, modified or supplemented, the “Restatement Security Agreement” and, together with the Original Security Agreement, the “Security Agreement”).  The security interests granted pursuant to the Security Agreement have been perfected by (i) a UCC-1 Financing Statement (the “Original UCC-1”) naming Borrower as debtor and recorded with the Secretary of State of the State of Delaware on or about December 9, 2011 and (ii) a UCC-1 Financing Statement (the “Restatement UCC-1”) naming Borrower as debtor and recorded with the Secretary of State of the State of Delaware on or about October 10, 2014.

b.             Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Financing Agreement.

c.             On December 30, 2016, the Borrower and the Agent entered into that certain Forbearance Agreement (the “Forbearance Agreement”).

d.             As of March 1, 2017, the unpaid principal balance of the Loan is $52,051,117.23 and the accrued, but unpaid interest thereon is $728,715.64.

e.             As a discounted payoff and complete settlement and satisfaction of the Loan, Borrower has offered, subject to the terms and conditions hereof, to (i) pay Agent for the benefit of the Lenders upon the consummation of the Merger (as defined below) the amount of $8,000,000 in cash (“Cash Payment Amount”) which payment shall be allocated solely to the unpaid principal balance of the Loan, (ii) pay in kind by transferring to Agent for the benefit of the Lenders upon the consummation of the merger 2,666,666 shares of common stock of Jaguar Animal Health, Inc., a Delaware corporation (“Jaguar”), presently held by Borrower (the

“Initial Tranche C Shares”), which payment shall be allocated solely to the unpaid principal balance of the Loan, (iii) pay in kind by, pursuant to the Merger Agreement and the Investor Rights Agreement (as defined below), causing Jaguar to issue and deliver to Agent for the benefit of the Lenders upon consummation of the Merger the Tranche A Shares (as defined in the Investor Rights Agreement) and the Remaining Tranche C Shares (as defined in the Investor Rights Agreement), which payment shall be allocated solely to the unpaid principal balance of the Loan, (iv) pay in kind by, pursuant to the Merger Agreement and the Investor Rights Agreement, causing Jaguar to issue to Agent for the benefit of the Lenders and deliver to the Escrow Holder (as defined below) pursuant to the Escrow Agreement (as defined below) upon the consummation of the Merger the Tranche B Shares (as defined in the Investor Rights Agreement) (the Tranche A Shares, the Tranche B Shares, the Initial Tranche C Shares and the Remaining Tranche C Shares being referred to herein collectively as the “Debt Exchange Shares”), which payment shall be allocated solely to the unpaid principal balance of the Loan; provided, however, that if the number of Tranche B Shares to be issued to Agent at the Closing is reasonably likely to represent less than 17.4% of the outstanding capital stock of Jaguar (on a fully diluted basis but excluding one half of the options, warrants and other securities that are convertible into capital stock of Jaguar at a price of $5.00 per share or more) as of immediately following the Closing, taking into account any financings that have occurred as of, or are anticipated to occur on, the date of Closing, the Cash Repayment Amount shall equal $8,500,000.

f.             The Lenders are willing to accept Borrower’s offer to pay Agent for the benefit of the Lenders the Cash Payment Amount and to pay in kind by delivering the Initial Tranche C Shares and causing Jaguar (i) to issue and deliver the Remaining Tranche C Shares and the Tranche A Shares, to Agent for the benefit of the Lenders and (ii) to issue to Agent for the benefit of the Lenders and to deliver to the Escrow Holder the Tranche B Shares, in each case, upon consummation of the Merger, as a complete settlement and satisfaction of the Loan, upon the terms and conditions set forth in this Agreement.

2.     CONDITIONS PRECEDENT.  The following are conditions precedent to Agent’s and the Lenders’ obligations under Section 5 of this Agreement:

a.             Receipt by Agent of a fully executed copy of this Agreement.

b.             Receipt by Agent of a fully executed copy of that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among the Borrower, Jaguar and Napo Acquisition Corporation, a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Jaguar, in substantially the form attached hereto as Exhibit A.

c.             The consummation of the merger between the Borrower and Merger Sub pursuant to the terms of the Merger Agreement (the “Merger”).

d.             Receipt by Agent of a fully executed copy of the Investor Rights Agreement (as defined below).

e.             The effectiveness of the Investor Rights Agreement in accordance with the terms thereof.

f.             Receipt by Agent of a fully executed copy of that certain Debt Settlement Agreement by and among Dorsar Investment Company, Alco Investment Company, Two Daughters LLC and Borrower in substantially the form attached hereto as Exhibit B and the substantially concurrent consummation of the debt for equity exchange and release of all liens and security interests in respect of such debt in accordance with the terms thereof (the “Feinberg Exchange”).

g.             Receipt by Agent of a fully executed copy of that certain Debt Settlement Agreement between Boies, Schiller & Flexner LLP and Borrower in substantially the form attached hereto as Exhibit C and the substantially concurrent consummation of the debt for equity exchange in accordance with the terms thereof (the “Boies Exchange”).

h.             Receipt by Agent of a fully executed copy of that certain Debt Settlement Agreement between Dan Becka and Borrower in substantially the form attached hereto as Exhibit D and the substantially concurrent consummation of the debt for equity exchange in accordance with the terms thereof (the “Becka Exchange” and, together with the Feinberg Exchange and the Boies Exchange, the “Other Debt Exchanges”).

i.              The amount of shares of common stock of Jaguar issued to each of the creditors taking part in the Other Debt Exchanges shall be consistent in all material respects with the pro forma equity capitalization table of Jaguar (as the surviving parent corporation in the Merger) as set forth on Exhibit G attached hereto (the “Pro Forma Cap Table”).

j.              The pro forma equity capitalization of Jaguar (as the surviving parent corporation in the Merger) as of immediately following the consummation of the Merger shall be consistent in all material respects with the Pro Forma Cap Table (excluding the impact of any convertible debt, equity or compensatory options that may be issued by Jaguar in connection with a bona fide third party financing following the date hereof); provided, however, that in no event shall (i) the Tranche A Shares represent less than 20.0% of the outstanding capital stock of Jaguar, (ii) the Tranche B Shares represent less than 17.4% of the outstanding capital stock of Jaguar or (iii) the Tranche C Shares (as defined in the Investor Rights Agreement) represent less than 5.0% of the outstanding capital stock of Jaguar, in each case on a fully diluted basis (excluding one half of the options, warrants and other securities that are convertible into capital stock of Jaguar at a price of $5.00 per share or more) as of immediately following the Closing.

k.             The representations and warranties of the Borrower contained in this Agreement are true and correct in all material respects on the date hereof and on the Effective Date (as defined in Section 5).

l.              Borrower shall have performed and complied in all material respects with all obligations and agreements required by this Agreement and the Merger Agreement to be performed or complied with by Borrower on or prior to the Effective Date.

m.           Jaguar shall have performed and complied in all material respects with all obligations and agreements required by the Investor Rights Agreement and the Merger Agreement to be performed or complied with by Jaguar on or prior to the Effective Date.

n.             Since December 31, 2016, there shall not have occurred any material adverse change in the financial condition, business or operations of the Borrower or Jaguar nor shall any event have occurred which, with the lapse of time or the giving of notice, is reasonably likely to cause or create any material adverse change in the financial condition, business or operations of the Borrower or Jaguar.

o.             The liabilities of the Borrower and Jaguar are not materially greater (whether individually or in the aggregate) than the liabilities of the Borrower and Jaguar, respectively, set forth on the pro forma balance sheet attached hereto as Exhibit E excluding (i) trade payables incurred in the ordinary course of business of the Borrower and Jaguar and (ii) additional unsecured indebtedness of Borrower approved in writing by the Agent in its sole discretion; provided, that Agent’s approval shall not be required in connection with the incurrence of additional convertible debt by Borrower so long as, taking into account such conversion, the number of Tranche B Shares to be issued to Agent at the Closing will represent at least 17.4% of the outstanding capital stock of Jaguar (on a fully diluted basis but excluding one half of the options, warrants and other securities that are convertible into capital stock of Jaguar at a price of $5.00 per share or more) as of immediately following the Closing.

p.             Upon consummation of the Merger, Borrower shall have delivered or caused to be delivered to Agent, for the benefit of the Lenders, the Cash Payment Amount, by wire transfer, in immediately available U.S. federal funds, pursuant to the following wire transfer instructions:

Bank:	HSBC Bank plc
St Peter Port, Guernsey

q.             Upon consummation of the Merger, Borrower (i) shall have delivered to Agent, for the benefit of the Lenders, the stock certificates for the Initial Tranche C Shares, with a duly executed medallion guaranteed stock power in favor of Agent, and (ii) pursuant to the Merger Agreement and the Investor Rights Agreement, shall have caused Jaguar to issue and deliver to Agent (or, pursuant to the Escrow Agreement, shall have caused Jaguar to issue to Agent and deliver to the Escrow Holder, as applicable), for the benefit of the Lenders, the remainder of the Debt Exchange Shares (including any stock certificates that may be issued in respect thereof in accordance with the Investor Rights Agreement).

r.             None of the agreements referenced in clauses (b), (f), (g), (h) of this Section 2 or the terms and conditions of that certain Note Purchase Agreement, dated December 30, 2016, by and among the Borrower and Kingdon Associates, M. Kingdon Offshore Master Fund L.P. and

Kingdon Family Partnership, L.P. (as may be amended from time to time in accordance with the terms thereof, the “Kingdon Loan Agreement”) shall have been amended or modified in any material respect, or the material rights or conditions in such agreements waived by any of the parties thereto, without Agent’s prior written consent (which may be withheld or delayed in Agent’s sole discretion).

s.             The terms and conditions upon which the cash to be used to pay the Cash Payment Amount is loaned to the Borrower shall be no less favorable (whether individually or in the aggregate) to the Borrower, Lenders or Agent than the terms and conditions of the Kingdon Loan Agreement without Agent’s prior written consent (which may be withheld or delayed in Agent’s sole discretion); provided that Agent’s consent shall not be unreasonably withheld or delayed with respect to the addition of customary terms and conditions, including enhanced representations, warranties, debt covenants and events of default which are appropriate for similar transactions, in each case that are effective only upon the Closing; provided, further that Agent’s consent shall not be required to add (a) incorporation by reference of customary representations and warranties made by Jaguar under the Merger Agreement with respect to filings under the Exchange Act of 1934 and (b) a covenant by Jaguar to register all shares of Jaguar Common Stock which are issuable in connection with such indebtedness so long as such registration rights do not take priority over or otherwise conflict with the registration rights granted to Agent or the Lenders under the Investor Rights Agreement.

t.              The Forbearance Period (as defined in the Forbearance Agreement) under the Forbearance Agreement shall not have terminated.

u.             No default or event of default by any party other than Agent or any Lender under the Intercreditor Agreement (as defined below) shall have occurred and be continuing that has not been cured or waived.

v.             No Default or Event of Default (other than the Covered Defaults) under the Loan Documents shall have occurred and be continuing that has not been cured or waived.

w.            The certificate of incorporation of Jaguar shall have been amended and restated to read in the form attached hereto as Exhibit H.

x.             Receipt by Agent of a fully executed copy of an escrow agreement (the “Escrow Agreement”) by Jaguar and Citibank, National Association (“Escrow Holder”) executed pursuant to the Investor Rights Agreement.

y.             Agent shall have received a certificate, dated as of the Effective Date and signed by the chief executive officer and the chief financial officer of Borrower, stating that each of the conditions precedent set forth in the foregoing subclauses of this Section 2 has been satisfied or otherwise complied with.

3.     BORROWER’S REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:

a.             It is duly authorized to execute this Agreement and has all requisite power, authority, and approval required to enter into, execute, and deliver this Agreement and to carry out its provisions.

b.             This Agreement is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws or equitable principles limiting to the rights of creditors generally).

c.             It has the right to enter into this Agreement without the consent of any third party (other than consents which have been obtained) and the execution and delivery of this Agreement does not violate any agreement to which Borrower is a party or otherwise bound (after giving effect to contemporaneous amendments and consents to any such agreements).

d.             The Initial Tranche C Shares are duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, other than such liability as may exist under applicable law.

4.     AGENT’S AND LENDERS’ REPRESENTATIONS AND WARRANTIES.  Agent and each Lender represents and warrants to the Borrower and Jaguar that:

a.             Agent and each Lender have all necessary power and authority to execute and deliver this Agreement and to carry out its provisions.  All action on Agent’s and each Lenders’ part required for the lawful execution and delivery of this Agreement has been taken.  Upon its execution and delivery, this Agreement will be a valid and binding obligation of Agent and each Lender, enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws or equitable principles limiting to the rights of creditors generally).

b.             Agent and each Lender are aware that the Debt Exchange Shares to be issued to each Lender have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Debt Exchange Shares are deemed to constitute “restricted securities” under Rule 144 promulgated under the Securities Act (“Rule 144”).  Agent and each Lender also understand that the Debt Exchange Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon each Lenders’ representations contained in this Agreement.

c.             Each Lender is obtaining the Debt Exchange Shares for such Lender’s own account and each such Lender has no present intention of distributing or selling the securities except as permitted under the Securities Act and applicable state securities laws.

d.             Each Lender has sufficient knowledge and experience in business and financial matters to evaluate Jaguar, its proposed activities and the risks and merits of this investment.  Each Lender has the ability to accept the high risk and lack of liquidity inherent in this type of investment.  Each Lender has conducted its own independent investigation of Jaguar and has reached its own conclusions regarding the risks and merits of this investment.  No Lender is relying upon any representations or warranties from the Borrower or Jaguar except as explicitly set forth herein.

e.             Each Lender had an opportunity to discuss Jaguar’s business, management and financial affairs with directors, officers and management of Jaguar.  Each Lender has also had the opportunity to ask questions of and receive answers from Jaguar and its management regarding the terms and conditions of this investment.  Each Lender understands the significant risks of this investment.

f.             Each Lender has the capacity to protect its own interests in connection with the purchase of the Debt Exchange Shares by virtue of its business or financial expertise.

g.             Each Lender understands that the Debt Exchange Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Each Lender has been advised or is aware of the provisions of Rule 144, as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about Jaguar, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three month period not exceeding specified limitations.

h.             Each Lender acknowledges and agrees that the Debt Exchange Shares (other than the Initial Tranche C Shares and the Remaining Tranche C Shares) are subject to restrictions on transfer set forth in the Investor Rights Agreement and, to the extent applicable, shall bear restrictive legends referencing such restrictions as well as typical securities law legends.

i.              If Agent or any Lender is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), Agent and each such Lender, as applicable, hereby represents that Agent and such Lender, as applicable, has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for or otherwise acquire the Debt Exchange Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Debt Exchange Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained in connection with such purchase, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Debt Exchange Shares.  Jaguar’s offer and sale and each Lender’s subscription and payment for and continued beneficial ownership of (or the Borrower’s transfer of, as applicable) the Debt Exchange Shares will not violate any applicable securities or other laws of Agent’s or any Lenders’ jurisdiction.

j.              Agent and each Lender has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Agent and each Lender acknowledges that no other representations or warranties, oral or written, have been made by Borrower or any agent thereof except as set forth in this Agreement.

k.             Each Lender is an “accredited investor” as that term is defined under Regulation D promulgated under the Securities Act.

l.              Agent and each Lender is aware that Borrower and Jaguar are relying on the accuracy of the above representations to establish compliance with Federal and State securities laws.  If any such warranties or representations are not true and accurate in any respect as of the Effective Date (as defined below), Agent shall so notify Borrower in writing immediately and shall be cause for rescission by Borrower at its sole election.  Agent and each Lender represents that neither Agent, any Lender, nor any person or entity with whom Agent or any Lender shares beneficial ownership of Jaguar’s securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, attached hereto as Annex I.

5.     AGENT’S AND LENDERS’ CLOSING OBLIGATIONS AND AGREEMENTS.  Upon satisfaction (or waiver by Agent) of the conditions precedent in Section 2 of this Agreement, Agent and the Lenders agree that, substantially concurrently with (and following) the consummation of the Merger (the date of the Merger being the “Effective Date”):

a.             all Obligations and liabilities of Borrower and its Affiliates under the Note, the Financing Agreement, the Security Agreement and the other Loan Documents shall be deemed paid in full and automatically extinguished;

b.             neither Agent nor any Lender shall have any further rights or obligations under the Note, the Financing Agreement, the Security Agreement or any other Loan Document;

c.             neither Borrower nor any of its Affiliates shall have any further obligation under the Note, the Financing Agreement, the Security Agreement or any of the other Loan Documents;

d.             all security interests and liens granted to the Agent or any Lender on any personal property (including, but not limited to, any intellectual property) and real property of the Borrower and any of its Affiliates under the Security Agreement or otherwise to secure the Obligations are automatically terminated and of no further force and effect;

e.             the Borrower, its Affiliates and designees are hereby authorized to file on behalf of Agent and any Lender, all Uniform Commercial Code termination statements with respect to any UCC financing statements filed by or on behalf of Agent and/or such Lender against the Borrower or any of its Affiliates, including, without limitation, the Original UCC-1 and the Restatement UCC-1;

f.             the Agent or each Lender, as applicable, will promptly upon written request by the Borrower (y) deliver to the Borrower all possessory collateral held by the Agent or such Lender and (z) deliver such other documents and take such other actions as Borrower may reasonably request in order to effectuate the extinguishment of the Obligations and the release and termination of its security interests in the property of Borrower and its Affiliates;

g.             Agent will execute a signature page to the Escrow Agreement and deliver it to Jaguar and the Escrow Holder; and

h.             each Lender will promptly deliver to Borrower its original Note(s).

6.     BORROWER’S PRE-CLOSING OBLIGATIONS AND AGREEMENTS.  Until the consummation of the Merger, Borrower agrees that:

a.             Subject to the terms of Section 10.18 of the Financing Agreement (it being agreed that all information delivered pursuant to this Section 6(a) shall be treated confidentially regardless of whether identified in writing as confidential) and Section 10(i) hereof, Borrower will keep Agent promptly informed on a reasonably current basis (not less than once per month) of all material developments relating to the Merger including the anticipated date of the closing of the Merger (the “Closing”).  Borrower will also provide Agent a reasonable opportunity to review and comment in advance on all material documents, filings (including any proxy statement/prospectus) and correspondence relating to the Merger, and the Borrower shall use commercially reasonable efforts to cause to be effected any such additions, deletions or changes reasonably requested by Agent;

b.             from time to time, upon reasonable advance notice and request, Borrower will make available to Agent members of its senior management team to discuss its business (provided, that the foregoing shall be conducted in such a manner as to not interfere unreasonably with the conduct of Borrower’s business);

c.             Borrower will deliver to Agent within 20 days following the end of each calendar month, commencing with the month ending December 31, 2016, statements of cash flows setting forth, among other things, aggregate cash proceeds received by Borrower during the month then ended pursuant to or in connection with any material license or royalty agreement, balance sheets and statements of operations of Borrower as at the end of such month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding year, in reasonable detail and prepared in accordance with generally accepted accounting principles;

d.             Borrower will provide quarterly business updates regarding Borrower’s business, including reasonably detailed written reports on the status of FDA approvals, trials, marketing and research and development;

e.             No later than three business days prior to the Effective Date, Borrower shall deliver to Agent (i) a true and complete summary of the fully diluted equity capitalization of Borrower and Jaguar as of the most practicable recent date and (ii) true and complete balance sheets of Borrower and Jaguar as of the most recent month end which is at least 15 days prior to the Effective Date, in each case prepared in accordance with generally accepted accounting principles (subject to the absence of footnote disclosures and year end adjustments); and

f.             No material amendment or modification to or waiver of any rights or conditions under the Merger Agreement shall be permitted, and Borrower shall not effect, agree to,

authorize, approve or provide any such amendment, modification or waiver, without Agent’s prior written consent (which may be withheld or delayed in Agent’s sole discretion).

7.     BORROWER’S CLOSING OBLIGATIONS AND AGREEMENTS.  Upon consummation of the Merger, (a) Borrower shall deliver to Agent, for the benefit of the Lenders, the Cash Payment Amount and stock certificates for the Initial Tranche C Shares, with a duly executed medallion guaranteed stock power in favor of Agent, (b) pay in kind by, pursuant to the Merger Agreement and the Investor Rights Agreement, causing Jaguar to issue and deliver to Agent, for the benefit of the Lenders, the Tranche A Shares and the Remaining Tranche C Shares (including any stock certificates that may be issued in respect thereof in accordance with the Investor Rights Agreement), and (c) pay in kind by, pursuant to the Merger Agreement, causing Jaguar to issue to Agent for the benefit of the Lenders and deliver to the Escrow Holder pursuant to the Escrow Agreement the Tranche B Shares (including any stock certificates that may be issued in respect thereof in accordance with the Investor Rights Agreement).

8.     INVESTOR RIGHTS AGREEMENT.  Concurrently with the execution and delivery of this Agreement, Agent will execute and deliver the Investor Rights Agreement in the form attached hereto as Exhibit F (the “Investor Rights Agreement”) to be effective in accordance with the terms and conditions thereof.

9.     TERMINATION.  In the event that any of the conditions precedent set forth in Section 2 hereof have not been satisfied, this Agreement may be terminated by Agent by providing written notice thereof to Borrower if any of the following events has occurred:

a.              the Merger and each of the transactions described in Section 7 have not been consummated by June 30, 2017;

b.              the Merger Agreement is terminated by the parties thereto;

c.               Borrower is in default of any of its material obligations under this Agreement or the Merger Agreement (which such default is not cured, terminated or waived within ten business days of being provided with notice of such default (provided, that such cure period will be inapplicable if such default is not curable));

d.              Jaguar is in default of any of its material obligations under the Investor Rights Agreement or the Merger Agreement (which default is not cured, terminated or waived within ten business days of being provided with notice of such default (provided, that such cure period will be inapplicable if such default is not curable));

e.               an event of default by any party other than Agent or any Lender occurs under (i) the Forbearance Agreement or (ii) that certain Limited Subordination Agreement dated as of December 30, 2016 by and among Borrower, Agent, the Lenders, Kingdon Capital Management, L.L.C., certain affiliates of Kingdon Capital Management, L.L.C., Dorsar Investment Company, Alco Investment Company and Two Daughters LLC (the “Intercreditor Agreement”);

f.                the Forbearance Period (as defined in the Forbearance Agreement) under the Forbearance Agreement shall have been terminated; or

g.              an Default or Event of Default (other than the Covered Defaults) under the Loan Documents shall have occurred and be continuing that has not been cured or waived.

Following the termination of this Agreement pursuant to this Section 9, none of the Parties shall have any further obligation or liability hereunder and, among other things, Agent and Lenders will be free to exercise any or all of its rights and remedies under the Financing Agreement.

10.  MUTUAL RELEASE.  In consideration of the agreements set forth herein, Borrower, Agent and each Lender hereby agree as follows, effective upon the consummation of the Merger:

a.             Release by Borrower:

i.                 Borrower does hereby release, acquit and forever discharge Agent, each Lender and their respective past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Borrower Released Claim” and collectively, the “Borrower Released Claims”), that Borrower hereunder has as of the date of the consummation of the Merger or may acquire in any way arising out of, connected with or related to the Merger, Merger Agreement, Financing Agreement or any Loan Document; provided, that, for the avoidance of doubt, the Borrower Released Claims shall not include any claim based on or arising from any breach or default under this Agreement or the Investor Rights Agreement unless (A) such breach or default is waived in writing by Borrower on or prior to the Effective Date or, (B) Borrower has actual knowledge of such breach or default as of the Effective Date.

ii.             Each person signing below on behalf of Borrower hereunder acknowledges that he or she has read each of the provisions of this Section 9(a).  Each such person fully understands that this Section 9(a) has important legal consequences, and each such person realizes that they are releasing any and all Borrower Released Claims that Borrower may have.  Borrower hereby acknowledges that each of them has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this Section 9(a).

iii.         Borrower hereby specifically acknowledges and agrees that:  (i) none of the provisions of this Section 9(a) shall be construed as or constitute an admission of any liability on the part of Agent or any Lender; (ii) the provisions of this Section 9(a) shall constitute an absolute bar to any Borrower Released Claim of any kind, whether any such Borrower Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Borrower Released Claim barred by the provisions of this Section 9(a) shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

iv.          The Borrower expressly waives any and all rights and benefits conferred upon it by Section 1542 of the Civil Code of the State of California (and any similar or like statute or other law which may be applicable), which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The Borrower expressly agrees and understands that the release given by it pursuant to this provision applies to all unknown, unsuspected and unanticipated Claims which it may have against the Agents and any Lenders that it has released.  Borrower understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the California Civil Code (and any similar or like statute or other law which may be applicable) is that even if it should eventually suffer additional damages relating in any way to any dispute, that the Borrower will not be permitted to make any claim for those damages against the Agents and any Lenders that it has released pursuant to this Agreement.  Furthermore, the Borrower acknowledges that it intends these consequences even as to claims for damages that may now exist as of the date of this Agreement but which are not known to exist, and which, if known would materially affect their decision, or the decision of any one of them, to execute these releases, regardless of whether their lack of knowledge, or the lack of knowledge of any one of them, is the result of ignorance, oversight, error, negligence, or any other cause.

b.             Release by Agent and Lenders.

i.                 Agent and each Lender hereunder, for itself and on behalf of its respective successors and assigns, do hereby release, acquit and forever discharge

Borrower, Jaguar and all of their respective past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Lender Released Claim” and collectively, the “Lender Released Claims”), that Agent or any Lender hereunder has as of the date of the consummation of the Merger or may acquire in any way arising out of, connected with or related to the Merger, Merger Agreement, Financing Agreement or any Loan Document; provided, that, for the avoidance of doubt, the Lender Released Claims shall not include any claim based on or arising from any breach or default under this Agreement or the Investor Rights Agreement unless (A) such breach or default is waived in writing by Agent on or prior to the Effective Date or (B) Agent has actual knowledge of such breach or default as of the Effective Date.

ii.             Each person signing below on behalf of Agent or any Lender hereunder acknowledges that he or she has read each of the provisions of this Section 9(b).  Each such person fully understands that this Section 9(b) has important legal consequences, and each such person realizes that they are releasing any and all Lender Released Claims that Agent or any such Lender may have.  Agent and each Lender hereunder hereby acknowledge that each of them has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this Section 9(b).

iii.         Agent and each Lender hereby specifically acknowledge and agree that:  (i) none of the provisions of this Section 9(b) shall be construed as or constitute an admission of any liability on the part of Borrower or Jaguar; (ii) the provisions of this Section 9(b) shall constitute an absolute bar to any Lender Released Claim of any kind, whether any such Lender Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Lender Released Claim barred by the provisions of this Section 9(b) shall subject Agent and each Lender to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

iv.          Agent and each Lender expressly waives any and all rights and benefits conferred upon it by Section 1542 of the Civil Code of the State of

California (and any similar or like statute or other law which may be applicable), which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Agent and each Lender expressly agrees and understands that the release given by it pursuant to this provision applies to all unknown, unsuspected and unanticipated Claims which it may have against the Agents and any Lenders that it has released.  Agent and each Lender understands and acknowledges that the significance and consequence of this waiver of Section 1542 of the California Civil Code (and any similar or like statute or other law which may be applicable) is that even if it should eventually suffer additional damages relating in any way to any dispute, that neither Agent nor any Lender will be permitted to make any claim for those damages against the Borrower that it has released pursuant to this Agreement.  Furthermore, Agent and each Lender acknowledges that it intends these consequences even as to claims for damages that may now exist as of the date of this Agreement but which are not known to exist, and which, if known would materially affect their decision, or the decision of any one of them, to execute these releases, regardless of whether their lack of knowledge, or the lack of knowledge of any one of them, is the result of ignorance, oversight, error, negligence, or any other cause.

11.       GENERAL PROVISIONS

a.             Each party to this Agreement acknowledges and warrants that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the negotiation and execution of this Agreement, specifically Klee, Tuchin, Bogdanoff & Stern LLP has represented the Lenders and Agent and Boies, Schillar & Flexner LLP has represented the Borrower.  Each party has read or had read to it all of this Agreement and had it explained to it by its attorney and fully understands all the terms used and their significance.  As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

b.             Except as set forth in the Investor Rights Agreement, each of the parties to this Agreement shall bear its own expenses with respect to the negotiation, execution, delivery and enforcement of this Agreement, the transactions referenced herein and all other transactions relating hereto.

c.             This Agreement (together with the Merger Agreement and the Investor Rights Agreement) contains the entire agreement and understanding concerning the subject matter hereof between the parties, and supersedes and replaces all prior negotiations, proposed agreements and agreements written or oral; provided that, for the avoidance of doubt, until the occurrence of the Effective Date, the Loan Documents, the Forbearance Agreement and the Intercreditor Agreement shall remain in full force and effect.  Each of the parties to this Agreement acknowledges that no other party to this Agreement, nor any agent or attorney of any such party, has made any promise, representation or warranty whatsoever, express or implied, not contained in this Agreement, to induce him to execute this Agreement.  Each of the parties further acknowledge that such party is not executing this Agreement in reliance on any promise, representation or warranty not contained in this Agreement.

d.             Whenever, in this Agreement, the context may so require, the masculine or neuter gender shall be deemed to refer to and include the feminine, masculine, and neuter, and the singular to refer to and include the plural.

e.             This Agreement shall in all respects be interpreted, enforced and governed by the laws of the State of New York (without reference to conflict of laws rules or principles).

f.             It is expressly understood and agreed that this Agreement is being made solely for the purpose of avoiding the expense and inconvenience of litigation and that it is not an admission of wrongful conduct or of any liability to any other party, all of which is expressly denied.

g.             Jaguar is an intended third-party beneficiary of this Agreement.

h.             This Agreement may be executed in several counterparts, all of which shall be an original and enforceable against any party who signed it, and all of which shall constitute one and the same document.  Signatures submitted via facsimile or .pdf email shall be acceptable to bind the parties hereunder.

i.              CONFIDENTIALITY.  The parties agree that the terms of this Agreement, the information contained in this Agreement and all information delivered by or on behalf of Borrower pursuant to or in connection with this Agreement shall remain strictly confidential and neither Agent, Lender nor Borrower, shall release any such information to any other person or entity (other than Jaguar, Dorsar Investment Company, Alco Investment Company, Two Daughters LLC, Boies, Schiller & Flexner LLP, Dan Becker and any lender to or equity holder in Borrower or Jaguar and their respective officers, directors, shareholders, attorneys and advisors), without the prior written consent of the other parties hereto.  Notwithstanding the foregoing, (a) Agent’s prior written consent shall not be required for the disclosure of information regarding this Agreement to Borrower’s officers, directors, shareholders, attorneys and advisors and to the extent required by legal process or court order; (b) Borrower’s prior written consent shall not be required for the disclosure of information regarding this Agreement to any of Agent’s or its affiliates’ officers, directors, employees, members, managers, shareholders, partners, attorneys, accountants, consultants or advisors.

j.              EXCLUSIVE JURISDICTION. AGENT, LENDERS AND BORROWER AGREE THAT ALL ACTIONS TO ENFORCE THIS AGREEMENT AND ALL DISPUTES AMONG OR BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO,

OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG OR BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY A COURT LOCATED IN NEW YORK, NEW YORK, AND AGENT, LENDERS AND BORROWER HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURT.

k.             WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE AGREEMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

l.              Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under applicable law.  To the extent any such provision is found to be invalid or unenforceable under applicable law in a given jurisdiction, then (a) such provision shall be ineffective only to such extent; (b) the remainder of such provision and the other provisions of this Agreement shall remain in full force and effect in such jurisdiction; and (c) such provision shall remain in full force and effect in any other jurisdiction.

[The remainder of this page is intentionally left blank.  Signatures follow.]

IN WITNESS WHEREOF, Borrower, Agent and Lenders have caused this Agreement to be duly executed as of the date first written above.

BORROWER:

NAPO PHARMACEUTICALS, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: Chief Executive Officer

AGENT:

NANTUCKET INVESTMENTS LIMITED

By:	/s/ Mark Woodall
Name: Mark Woodall
Title: Director

LENDERS:

NANTUCKET INVESTMENTS LIMITED

By:	/s/ Mark Woodall
Name: Mark Woodall
Title: Director

Signature Page to

Settlement and Discounted Payoff Agreement

ANNEX I

BAD ACTOR

Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C)Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 18(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.